UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2015

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2015, Matthew Staker, 56, was appointed to the Registrant’s board of directors pursuant to section 223(a) of the Delaware General Corporation Law, as amended.

In 2012, Mr. Staker co-founded Click Evidence, Inc. (“Click”) with Dr. Jon N. Leonard, and has since served as its Chief Engineer and Executive Vice President in addition to being a member of its board of directors. Click is an emerging growth company that has developed and owns a patent pending trustable imaging technology for smartphones. On May 21, 2015, Click became a wholly-owned subsidiary of the Registrant.

From April 2006 until December 2014, Mr. Staker was the Director of Technology and Solutions Architecture at Security First Corp. in Rancho Santa Margarita, California, which develops and licenses software-defined data protection solutions that provide deep data security. He was awarded two patents in digital information security as a result of his work at Security First Corp.

Since 2015, Mr. Staker has been a technical executive for a leading avionics company, overseeing the development of data acquisition units on commercial aircraft.

Mr. Staker received an M.S. in Computer Science in 1987 from the University of Southern California, and has a B.S. in Computer Science from the University of Utah.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS INC.

Date: May 28, 2015	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO